Exhibit 10.24

GUARANTY OF LEASE

This Guaranty is made as of the 15 day of January, 2013,  by BODY CENTRAL CORP., a Delaware corporation (the “Guarantor”), to and in favor of GIV IMESON, LLC, a Delaware limited liability company (“Landlord”) whose address is One Imeson Park Boulevard, Building 100, Jacksonville, Florida 32218, Attention:  Property Manager.

WHEREAS, Landlord and BODY CENTRAL STORES, INC., a Florida corporation (“Tenant”) are entering into that certain lease regarding certain premises located in One Imeson Center, One Imeson Park Boulevard, Jacksonville, Florida 32218 (the “Lease”); and

WHEREAS, as a specific and material inducement to Landlord to enter into the Lease with Tenant, Guarantor has agreed to execute and deliver this Guaranty, and by this Guaranty to guarantee Tenant’s compliance with and performance of all of Tenant’s obligations set forth in the Lease.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, and in order to induce Landlord to enter into the Lease, Guarantor hereby covenants and agrees as follows:

1.             Guarantor hereby guarantees, absolutely and unconditionally, to Landlord, and Landlord’s successors and assigns, as a direct obligor and not a surety: (i) the full and timely payment, at the times set forth in the Lease for such payment, of any and all sums, rent, fees, costs, expenses, penalties or otherwise, provided for in the Lease to be paid by Tenant, and (ii) the full and prompt observance, fulfillment and performance by Tenant of every other obligation set forth in the Lease to be observed, fulfilled and/or performed by Tenant thereunder. Further, in order for Tenant to exercise any Option for an Extension Term hereunder, Guarantor must reaffirm and extend its Guaranty for the entire duration of the applicable Extension Term.

2.             This Guaranty is an absolute and unconditional guarantee of payment and performance, and not merely of collection. If Tenant shall be in default in the performance of any of the covenants and obligations of the Lease on Tenant’s part to be performed, then Guarantor shall, on demand, well and truly perform such covenants and obligations and shall, on demand, pay to Landlord any and all sums due to Landlord, including all damages and expenses that may arise in consequence of Tenant’s default.  This Guaranty shall be enforceable against the Guarantor without the necessity for any suit or proceedings on Landlord’s part of any kind or nature whatsoever against Tenant, and without the necessity of any notice to Guarantor of non-payment, non-performance or non-observance or any notice of acceptance of this Guaranty or any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives. Landlord shall not be obligated to proceed against any tenant then or at any time in the chain of possession, or against any security held by Landlord, prior to making demand upon or seeking redress against Guarantor.

3.             Whether or not Guarantor shall have had notice or knowledge of any of the following events, this Guaranty shall not be terminated and the effectiveness of this Guaranty shall not in any way be limited, modified or otherwise affected or impaired by reason of:

a.     any assignment of Tenant’s interest in the Lease or subletting of the Premises,

b.     any amendment, modification, extension or renewal of the Lease, or any other modification, compromise, settlement, adjustment or extension of the Tenant’s obligations or liabilities under the Lease;

c.     any waiver, consent, indulgence, forbearance, lack of diligence, action or inaction on the part of the Landlord in enforcing the obligations of the Tenant or of the Guarantor;

d.     any default by the Tenant under the Lease or of the Guarantor hereunder;

e.     any bankruptcy, insolvency, reorganization, arrangement, composition, liquidation, rehabilitation or similar proceeding or circumstance involving or affecting the Tenant (any limitation on or discharge of the liability of the Tenant or any disaffirmance of the Lease in any such proceeding shall not diminish, limit, impair, abate, defer, modify or otherwise affect the liability of the Guarantor and will not, for the purpose of this Guaranty, be deemed an act which would relieve the Tenant of liability under the Lease);

f.     any condemnation,  exercise of a power of eminent domain or other exercise of governmental authority affecting the Premises;

g.     any assignment, conveyance, extinguishment, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise) of all or any part of the interest of the Landlord in the Lease or the Premises; or

h.     any other circumstances whatsoever whether or not the Guarantor shall have notice or knowledge thereof;

except only to the extent that any such circumstance (but excluding specifically those in items d. and e. above) would relieve, diminish, or modify only the obligations or liabilities of the Tenant under the Lease.

4.             No delay on the part of Landlord in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such rights.  No notice to or demand on Guarantor shall be deemed to be a waiver of the obligation of Guarantor or of the right of Landlord to take further action without notice or demand as provided herein. In no event shall any modification or waiver of the provisions of this Guaranty be effective unless in writing and signed by Landlord and Guarantor, nor shall any such waiver be applicable except in the specific instance for which given.

5.             Each reference herein to Guarantor shall be deemed to include the heirs, successors and assigns of Guarantor who shall be bound by the provisions of this Guaranty.  This Guaranty and each and every one of the provisions hereof shall inure to the benefit of Landlord, and to Landlord’s successors and assigns.

6.             This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of Florida, and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said State; and no defense granted or allowed by the laws of any other state or country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the State of Florida. Guarantor hereby agrees to submit to personal jurisdiction in the State and County of Florida in any action or proceeding arising out of this Guaranty and, in furtherance of such agreement, Guarantor hereby agrees and consents that, without limiting any other methods of obtaining jurisdiction, personal jurisdiction over Guarantor in any such action or proceeding may be obtained within or without the jurisdiction of any court located in the State of Florida, and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon Guarantor by registered or certified mail to or personal service at the last known address of Guarantor, whether such address be within or without the jurisdiction of any such court.

7.             By execution of this Guaranty, Guarantor consents to process being served in any suit or proceeding of the nature referred to in this Guaranty by the hand delivery or mailing (via registered or certified mail, postage prepaid) of a copy of same to Guarantor at the address for notice to Tenant as set forth in the Lease.  Guarantor expressly agrees that such service shall be deemed in every respect effective service of process upon Guarantor in any suit, action or proceeding arising out of this Guaranty, and be taken and held to be valid personal service upon and personal delivery to Guarantor.

8.             As a further inducement to Landlord to enter into the Lease and to accept this Guaranty, Guarantor hereby agrees that,  in any action or proceeding brought by either Landlord or Guarantor against the other on any matters concerning this Guaranty, Guarantor shall and do hereby waive trial by jury to the extent permitted by law. Landlord hereby waives trial by jury to the extent permitted by law.

9.             Guarantor shall, on demand reimburse Landlord for all reasonable attorneys’ fees and disbursements incurred by Landlord in enforcing this Guaranty or any provisions thereof.

10.          All capitalized and other terms not defined herein shall have the meanings ascribed to them in the Lease.

[Signatures on Next Page; Remainder of Page Intentionally Blank]

GUARANTOR:

BODY CENTRAL CORP., a Delaware corporation

		By:	/s/ Thomas W. Stoltz
		Name:	Thomas W. Stoltz
		Title:	Chief Operating Officer and Chief Financial Officer

STATE OF FLORIDA	)
: ss.
COUNTY OF DUVAL	)

The foregoing instrument was acknowledged before me this 14 day of January, 2013, by Thomas W. Stoltz as COO and CFO, of Body Central Corp., a Delaware Corporation, on behalf of the Corporation known to me and who did not take an oath.

/s/ Julie C. Ramoutar
Notary Public

Name of Notary Printed:
Julie C. Ramoutar
My commission expires: 10-13-15	(NOTARY SEAL)

Landlord hereby joins in the execution of this Guaranty to consent to the waiver of trial by jury as provided in Paragraph 8 herein above.

LANDLORD:

GIV IMESON, LLC,
a Delaware limited liability company

By: GIV Imeson Investor, LLC, a Delaware limited liability company, its manager

By:
Name:
Title: